Certain portions of this exhibit have been omitted based upon a request for confidential treatment. Omitted portions have been separately filed with the Commission.

                                                                EXHIBIT 10.16

                           BUSINESS AGREEMENT between
              Computer Motion, Inc. and Bulova Technologies, L.L.C.

          Table of Contents
          1.   Purpose
          2.   Period of Agreement
          3.   Scope
          4.   Authorized Manufacturer Status
          5.   Quality Statement
          6.   Purchase Orders
          7.   Forecasts
          8.   Batch Manufacturing
          9.   Finished Goods Inventory
         10.   Pricing
         11.   Inventory Transfer from CMI to Bulova
         12.   Approved Suppliers and Open Purchase Orders
         13.   Invoices and Payment Terms
         14.   Shipping and Packaging
         15.   ECO Management, Document Control, and Configuration History
         16.   Non-Conforming Materials
         16.   Obsolete materials
         18.   Warranty & Non-Warranty
         19.   Service Spares and Replacement Parts
         20.   Root Cause and Corrective Action Process
         21.   Regulatory Compliance
         22.   Proprietary Information
         23.   Ownership
         24.   License
         25.   Product Liability and Insurance Coverage
         26.   Publicity
         27.   Survival
         28.   Assignments or Termination of Agreement
         29.   Miscellaneous
         30.   Agreement Signature Approvals
         ADDENDUM  A:   Forecast Details

                           Business Agreement

1.    PURPOSE: This business agreement is made between Computer Motion, Inc.
      (CMI) of Goleta, California and Bulova Technologies, L.L.C. (Bulova) of Lancaster, Pennsylvania. CMI desires to purchase contract manufacturing services provided by Bulova in accordance with the terms and conditions established within this business agreement. Exclusive manufacturing privileges are not provided by this agreement. Addendum's to this agreement will be created as future products become available and the specific terms and conditions for those products are defined by CMI and Bulova. The addition of future products into this agreement is highly dependent upon the performance and results associated with this first product, the AESOP Positioner, and subject to mutual agreement of CMI and Bulova.

2. PERIOD OF AGREEMENT: This agreement begins on February 28, 1997, and continues until either CMI or Bulova exercises the termination clause defined within section 28 of this agreement, "Assignments or Termination of Agreement".

3.    SCOPE

      3.4 AESOP SCOPE POSITIONER: CMI will provide a completed design, production ready samples, drawings, assembly instructions, certain assembly tools, specifications, test fixtures, and test programs related to an assembly referred to as a robotic positioning arm (positioner), which is part of a CMI medical product system known as AESOP (Automated Endoscopic System for Optimal Positioning). Bulova will provide turnkey manufacturing services for this positioner assembly, including component purchasing quality and reliability management, documentation and configuration management, assembly labor, manufacturing engineering, assembly processes, and functional verification testing.

4. AUTHORIZED MANUFACTURER STATUS: Bulova is required to maintain status as an authorized manufacturer, as defined in the following sections that address assessments, qualification, product acceptance, and business reviews.

      4.1 ASSESSMENT PROCESS: The site assessment and product performance review processes are conducted using CMI's TQRDCB assessment techniques (Technology, Quality, Reliability, Delivery, Cost, Business Relationship). CMI will provide a quarterly report card to Bulova indicating the CMI rating of Bulova for performance against expectations using these six assessment elements.

      4.2 QUALIFICATIONS: Bulova will conform to a 2 level qualification process, as described below.

            4.2A MANUFACTURING SITE QUALIFICATION (MSQ): CMI has performed a full assessment of the Bulova facility in Lancaster, PA, and effective at the signing of this agreement, Bulova has earned "manufacturing site" approval for this facility. This site qualification is valid for the next 12 months and site approval must renew each year by CMI. This renewal process will include a follow-up site assessment and performance review of the most recent year's contract activities with CMI. Bulova will only manufacture CMI products from qualified locations. If Bulova desires additional site qualifications, a request should be made in writing to CMI at least 60 days in advance of when any product or subassembly manufacturing activity would begin. CMI will conduct the necessary site audits within 30 days of receiving the written request, and upon acceptance by CMI, a formal letter of Site Acceptance would be provided. In no circumstance will any product or subassembly work begin before this formal acceptance is provided by CMI. Additionally, Bulova must maintain its ISO9002 Registration for each site that is qualified.

            4.2B PRODUCT MANUFACTURE QUALIFICATION (PMQ): CMI will allow a conditional PMQ for the AESOP Positioner pending results from the first quarterly performance review. PMQ is valid for an indefinite period, and will be re-examined during all quarterly performance reviews. Bulova must receive and maintain specific PMQ for each product under contract with CMI. Quarterly reviews will be conducted in conjunction with Executive Business Reviews when possible, either by on site visit or by telephone.

      4.3 PRODUCT ACCEPTANCE CRITERIA: Bulova agrees to ship products that conform to the CMI product acceptance checklist. This will include functional test exercises and visual inspections that will be documented by Bulova, and a duplicate copy of these acceptance test results will be included with all shipments of the product to CMI. Bulova will historically maintain all records of inspection and test of components, sub-assemblies, and finished goods related to this CMI agreement. Any shipment of non-conforming product to CMI will result in an immediate suspension of all manufacturing activity for that specific product. This suspension will remain in effect until root cause and corrective actions are defined, as outlined in section 20, "Root Cause and Corrective Action Process".

      4.4 EXECUTIVE BUSINESS REVIEWS: Business reviews to discuss ratings, performance, corrective actions, and building the strategic relationship will be organized twice annually. Additional reviews may be conducted as required, and can be initiated by either party. The location of the semi-annual reviews will rotate between CMI and Bulova.

5. QUALITY STATEMENT: Bulova agrees and assures that all products manufactured by Bulova for CMI must conform to the rigorous requirements that are typical of a class 2 medical device as they relate to quality and long term reliability. Bulova will measure quality and reliability performance for the duration of this agreement and provide written quantitative results on a quarterly basis. The metrics for measurement and reporting will be mutually agreed upon by Bulova and CMI.

6. PURCHASE ORDERS: CMI will issue blanket purchase orders as required authorizing Bulova to procure all AESOP components required to meet at least the next 12 months' delivery requirements. These blanket purchase orders will be binding on CMI for all material required to meet CMI's 12 month delivery requirements. Monthly, all current open delivery dates will be reviewed, and delivery dates and quantities will be adjusted to match CMI requirements. Bulova will provide a detailed rolling delivery date commitment with a horizon of 90 days. A blanket purchase order for 210 units will be issued with the signing of this business agreement, which should meet the delivery requirements of CMI for the first 12 month delivery period beginning June 1997.

7. FORECASTS: Quarterly, CMI will provide Bulova with a rolling 18 month forecast. There is no commitment by CMI to Bulova resulting from this forecast information, except as defined in blanket purchase orders. It is the intent of CMI to limit all purchase liability to the commitments provided in blanket purchase orders. The 18 month rolling forecast is provided for strategic planning purposes only, and is non-binding. See addendum A for the first forecast for the AESOP Scope Positioner.

8. BATCH MANUFACTURING: In order for Bulova to achieve economies associated with component purchasing and product assembly, it is the intent of Bulova to build positioner assemblies in 6 month batches. The first forecast build schedule is estimated as follows, with trigger points and the resulting build/ship periods defined.

==============================================================================
    fresh       build       supplier  kit complete    build         ship
  forecast       qty       POs Placed  & released     period       period
------------------------------------------------------------------------------
               6 months     30 days     90 days      30 days      6 months
------------------------------------------------------------------------------
   [*]            [*]         [*]        [*]            [*]          [*]
   [*]            [*]         [*]        [*]            [*]          [*]
   [*]            [*]         [*]        [*]            [*]          [*]
==============================================================================

9. FINISHED GOODS INVENTORY: In order to meet the demands of a dynamic industry, Bulova shall manufacture and keep available a minimum of 90 days worth of finished goods inventory on hand at all times. CMI will be liable for this 90 days worth of finished goods inventory to include all material and labor. This 90 day quantity will be defined directly from the forecasts provided by CMI. This finished goods Inventory will provide the necessary shipment flexibility to meet all planned and unplanned customer demand. CMI agrees to purchase the number of units projected in the 90 day forecast. Bulova agrees to store these completed units a maximum of 30 days beyond the 90 day rolling forecast at no cost. At the end of this 30 day period, Bulova will invoice for units not shipped.

10. PRICING: AESOP SCOPE POSITIONER: Initial AESOP positioner pricing will be on a "cost plus not to exceed" basis. The unit price target for the first 100 units is $5,200, with a maximum unit price cap of $5,500. Cost plus pricing will be calculated as follows:

            [*]                                                [*]
            [*]                                                [*]
            [*]                                                [*]
            [*]                                                [*]
                                                               ---
                                      [*]                      [*]
                                      [*]                      [*]

All costs shown above are estimated. Actual prices to CMI are variable and will depend upon actual cost results, except for Overhead (facility, OH, indirect labor, profit). The overhead fee of $[*] per unit is fixed for these first 100 units. Pricing for the second batch of 100 units manufactured by Bulova will be negotiated after all cost information is available from the first batch of 100 units. Bulova agrees to provide all cost information relating to materials, direct labor, overhead labor, and overhead costs. The time frame of this negotiation will be May/June 1997. All finished product prices shall include packaging materials, packing labor, and taxes associated with the manufacture of the product. Shipping costs will be charged separately at actual cost, or billed direct to CMI in accordance with CMI instructions.

11. INVENTORY TRANSFER FROM CMI TO BULOVA: Bulova agrees to purchase existing inventories from Teleflex Control Systems (TCS) in Oxnard, Ca. This is CMI's current subcontractor for use in the manufacture of the AESOP Positioner. The value of these inventories is approximately $[*].
      Within 30 days of signing this agreement, Bulova agrees to issue a purchase order to TCS for this inventory. Invoicing for these materials will be 50% at the time of initial inventory transfer, and 50% 4 months later. Payment terms will be net 45 days from invoice date. It is estimated that this first 50% represents two thirds of the materials requirement for the first 100 positioners. It is further estimated that 90% of this inventory will be consumed with the manufacture of the first 200 positioners. CMI assumes full responsibility for any non-conforming materials that are a part of this initial inventory transfer, and as such will facilitate a return for credit or replacement to TCS. CMI will reimburse Bulova for the full value of any non-conforming product no later than 45 days after Bulova determines the product is non-conforming. Bulova agrees to make best efforts to control and protect the integrity of this inventory, and to resolve all potential non-conformance's in a timely fashion. Further, all non-conforming material dispositions must be in the best interests of both CMI and Bulova. Non-conforming material dispositions must be made jointly between CMI and Bulova if that disposition results in a cost to CMI. Bulova will assume responsibility for all materials damaged by Bulova.

12. APPROVED SUPPLIERS AND OPEN PURCHASE ORDERS: All component suppliers are subject to approval by CMI prior to incorporating any supplied components or assemblies into the final assembly for shipment to CMI or a CMI customer. As part of the technical document package, an approved supplier list will be provided. This approved supplier list will be ECO controlled and all proposed changes to current approved suppliers will require written ECO acceptance by CMI. The words "supplier" and "vendor" shall be synonymous. This approved supplier list will be referred to as the AVL. Bulova retains full responsibility for supplier compliance to quality and reliability requirements independent of the AVL approval process.

      Additionally, CMI will be assuming approximately $[*] in open component purchase commitments from Teleflex Control Systems. These open purchase orders are for current revision components related to the manufacture of the AESOP positioner. In order to reduce this open purchase liability between CMI and various approved suppliers, Bulova agrees to place purchase orders with these current approved suppliers prior to placing orders with any other approved suppliers. A complete listing of the open purchase commitments will be provided with the technical document package at the commencement of this business agreement. Quarterly reviews between CMI and Bulova will examine progress toward reducing this CMI open purchase order liability. Bulova agrees to make its best effort to cooperate with CMI in this effort.

13. INVOICES AND PAYMENT TERMS: All invoices will reflect PO#, line#, ship date, part#, and serial numbers for all products shipped. All invoices will be dated no earlier than the date product is shipped to CMI or to a CMI customer, and payable in net 45 days from invoice date. Invoices for non-conforming products will be credited by Bulova to CMI upon conformation of the non-conformance by Bulova. At the time of disposition as a conforming product, a new invoice will be submitted by Bulova.

14. SHIPPING AND PACKAGING: Unless otherwise specified within the purchase order, all products will be delivered F.O.B. Lancaster, PA to the CMI delivery address. All products shipped from Bulova to CMI or to CMI customers will conform to the CMI packaging specification for that product. Shipping materials will be procured by Bulova in accordance with these specifications. CMI will provide these specifications and instructions prior to the shipment of first articles. Bulova will be responsible for all damage or loss due to Bulova's failure to properly package products in accordance with specifications and instructions. Under no circumstances will Bulova ever ship CMI products via United Parcel Service, unless prior written consent is provided by CMI.

15. ECO MANAGEMENT, DOCUMENT CONTROL, & CONFIGURATION HISTORY: CMI retains all ECO (engineering change order) approval responsibility. All component specification changes or design modifications must be approved by the CMI Director of Quality and Regulatory Affairs. Bulova is permitted to propose and document proposed changes. However all changes must be approved by CMI prior to incorporation into any product manufactured for CMI. It will be the responsibility of Bulova to maintain a complete technical document package at the Lancaster facility, and properly manage the revision level and location of all document copies. All documents that will change as a result of an approved ECO, will be updated by Bulova, and a copy (electronic or hard copy) will be provided to CMI within 30 days after approval and incorporation. All products will display a unique serial number. This serial number will be created in accordance with CMI instructions. A detailed configuration history by product serial number and ship date must be maintained at all times, with quarterly updates provided to CMI. All documentation, approved ECO's, configuration histories, inspection data, and acceptance test reports must be periodically archived and held in a safe location other than the manufacturing site in Lancaster, PA. Archives can be electronic, hard copy, or microfilm, as long as duplication is possible in the event of a forced recovery.

16. NON-CONFORMING MATERIALS: Bulova will fully manage and take responsibility for all conformance requirements for materials. Bulova will make best efforts to assure all material conformance, and seek return for replacement or credit from suppliers who do not meet design, performance or reliability specifications.

17. OBSOLETE MATERIALS: CMI will assume all responsibility for obsolete materials resulting from any changes approved by CMI. It will be incumbent upon Bulova to negotiate an equitable disposition of all obsolete material for Bulova and CMI.

18. WARRANTY AND NON-WARRANTY: Bulova warrants that all finished products and the components required to manufacture these products will be new at time of delivery and, for a period of [*] years following acceptance by CMI, will be free from defects in material and workmanship. Bulova will repair or replace all products returned to Bulova within this [*] year period at no additional charge to CMI or CMI customers. All repairs or replacements performed by Bulova for non-warranty products will be in accordance with the following formula. Actual material cost plus [*]% to cover overhead, and actual direct "touch" labor wages plus [*]% to cover overhead and G&A. Alternatively, Bulova may negotiate fixed pricing for these non-warranty repairs. It is the intent of CMI to minimize the revenue opportunity in non-warranty repairs, and Bulova agrees to structure this activity as a non-profit service to CMI and CMI customers. With this philosophy in mind, CMI and Bulova agree to invest reasonable resources into designing and manufacturing products intended to remain defect free for the useful life of the product. This useful life is considered to be [*] years active duty in an operating room or medical research environment. The warranty and remedy provided under this section is the sole and exclusive warranty and remedy offered by Bulova hereunder; and in particular Bulova hereby excludes any implied warranty or merchantability or fitness for a particular purpose. Bulova agrees to manufacture this product in accordance with the appropriate specifications and drawings.

19. SERVICE SPARES AND REPLACEMENT PARTS: In the event that CMI desires to provide repair services for products manufactured by Bulova, it is agreed that Bulova will provide any spare or replacement parts to CMI at actual cost plus [*]% to cover overhead and G&A. Bulova will provide these components at any time during the production life of the product, but only so long as the actual replacement part desired remains part of the product. If any component or product is planned to experience an end-of-life in production, CMI will be given notice and opportunity to place an end-of-life purchase for spares and replacement components no later than 120 days prior to a components end-of-production life. Bulova will create and gain approval from CMI on an end-of-life component purchase that Bulova will maintain for a period of two years after the last product containing that component is shipped from Bulova to CMI or a CMI customer. After this two year period, CMI will be responsible for the purchase of these remaining material inventories less all quantities consumed in the repair/replacement relationship. The purchase price will be actual purchase prices without markup for overhead. Bulova will assume responsibility for all other excess materials that were not part of the inventory repair/replacement plan and remain after this two year period.

20. ROOT CAUSE AND CORRECTIVE ACTION PROCESS: All non-conforming products that are identified at Bulova during the final test process, or any non-conforming products that are discovered at CMI must become part of a formal corrective action process. This process can be defined by Bulova and approved by CMI. This process must include a conclusive root cause effort and written corrective action plan for each non-conformance. It is imperative that this process be as timely as possible. Any non-conforming product that ships to CMI may result in an immediate suspension of all future shipments to CMI until the root cause effort is complete, and the corrective actions identified. This possible suspension of product shipments will be at the discretion of CMI. Invoices for product found to be non-conforming at CMI or CMI customer site, will be placed on hold until final disposition as a conforming product, per section 13, "Invoices and Payment Terms".

21. REGULATORY COMPLIANCE: CMI will forward copies of all customer complaints, user reports, and MDR's relating to possible failures in performance of any products manufactured by Bulova for CMI. Bulova will cooperate fully in the investigation of these complaints and root cause determination of all possible failure modes. If the investigation reveals that the affected products were the result of non-compliance to this agreement by Bulova, than all affected products will be modified or replaced by Bulova during a CMI defined corrective action implementation effort, and the costs for that investigation and corrective action implementation will be the sole responsibility of Bulova. For any root cause determination that indicates Bulova was not responsible, CMI will bear the cost of the investigation and corrective action implementation. If suppliers contracted by Bulova are found to be responsible for failures, than Bulova will take full responsibility for the corrective action implementation with that supplier, including the investigation activities by Bulova or the supplier. All investigative activities and corrective action implementation efforts will be documented in written reports provided to CMI in a timely fashion. Bulova agrees to become registered with the FDA as a

      Contract Medical Device Manufacturer, in accordance with FDA Cosmetic Act 21 CFR Part 807 as amended, and manufacture all products in compliance with all applicable regulations. Bulova will provide copies of any FAD GMP Compliance inspection reports, FDA Form 483 observations, warning letters, and close-out reports for any Bulova facility where CMI products are manufactured.

22. PROPRIETARY INFORMATION: Bulova will maintain proprietary information (PI) as confidential and protect against disclosure to any unauthorized person. PI is defined as any and all drawings, specifications, blueprints, data, trade secrets, manufacturing information, internal reports, testing results, customer names, other confidential information or correspondence, and business or business strategy information that Bulova learns or aquires by virtue of the relationship between CMI and Bulova. PI shall not include: a) information known to Bulova at the time of its disclosure by CMI; b) information obtained by Bulova from a 3'rd party which to Bulova's knowledge, is under no restriction as to its disclosure; c) information which is subsequently developed by Bulova without reference to proprietary information provided by CMI; d) information which enters into the public domain without breech of this business agreement by Bulova. Authorized persons are defined as Bulova employees or supplier employees needing to have access to CMI PI in order for them to perform their job in support of this agreement. Bulova will assure that all Bulova or supplier employees that are provided access to PI will have a legal duty to protect all PI and will fully understand their responsibility to protect all PI against disclosure to any unauthorized person. Unauthorized persons are defined as not employed by Bulova, or employed by Bulova but not required by job responsibility to become involved in activities relating to this agreement between Bulova and CMI.

23. OWNERSHIP: CMI will retain exclusive ownership of all PI, tooling, test fixtures, test programs, ECO's, and related writings that are either provided to Bulova, or created by Bulova as a result of this agreement. In the event of a termination of this agreement by either party, these exclusive rights will remain with CMI, and Bulova will provide all of these documents, materials and equipment to CMI in a timely fashion (within 90 days after termination notice is provided) in order for CMI to transfer the manufacture of CMI products.

24. LICENSE: CMI grants no license, nor is any license, right, or privilege implied by this agreement for Bulova to manufacture and ship products to any customer or location other than as defined by CMI in a written purchase order from CMI. All products under this agreement will be shipped by Bulova in accordance with CMI instructions, and paid for by CMI directly to Bulova. Bulova will not participate in any business arrangement that conflicts with this agreement.

25. PRODUCT LIABILITY AND INSURANCE COVERAGE: Bulova agrees to indemnify, hold harmless, and defend CMI, and CMI officers, directors, employees, shareholders, and agents against all claims, damages, and costs including attorneys' fees arising in favor of any person, group, or corporation on account of product liability relating to a defect other than a defect for which CMI bears responsibility in the manufacture of any product by Bulova for CMI. Bulova will not enter into any settlement that affects CMI rights or interest without prior written consent from CMI. Bulova shall have no authority to settle any claim on behalf of CMI. During the period of this agreement, Bulova will maintain at its expense the following minimum levels of insurance coverage:

            Comprehensive General Liability Insurance with personal and bodily injury and property damage with a combined single limit of not less than $2,000,000.

            Workers Compensation Insurance to cover the full liability under the laws of the state in which work is performed, with Employers' Liability Coverage with a limit of not less than $500,000.

            Automobile Liability Insurance covering bodily injury and property damage liability arising out of the use by or on hired automobile with combined single limits of not less than $1,000,000.

            Product Liability Insurance with a single limit of not less than $2,000,000.

26. PUBLICITY: Bulova will not disclose or advertise the existence of this business agreement or any activities resulting from this business agreement, as such information will be considered "proprietary information". This includes information required by law to be incorporated into financial or regulatory reports. Any financial or regulatory reports containing proprietary information will be protected as proprietary information, and provided only to those entities or persons who require it by legal regulation.

27. SURVIVAL: All provisions defined in sections 15, 18, 19, 21, 22, 23, 24, 25, 26, and 27 of this agreement shall survive the termination of this agreement for a period of five years.

28. ASSIGNMENTS OR TERMINATION OF AGREEMENT: The rights, duties, and obligations of this business agreement are not transferable by Bulova in part or in whole without prior written consent from CMI. Either Bulova or CMI may terminate this agreement at any time. If Bulova terminates, such termination must include formal written notification of intent to terminate, and must include a transition plan that provides product coverage to CMI for at least [*] months from the written termination notification date. If CMI terminates. CMI agrees to purchase, and Bulova agrees to release, all component and product inventory that is covered by purchase order from CMI to Bulova. The cost for finished products will be in accordance with the established pricing at the time of termination. The cost for components will be at actual purchase cost without markup.

29.   MISCELLANEOUS:

      29.30 SECTION HEADINGS: The section headings used in this Business Agreement (Agreement) are for purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this agreement.

      29.31 NOTICES: Any notice, demand, approval, consent, or other communication required or desired to be given under this Agreement shall be in writing and shall be either personally served or mailed in the United States mails, certified, return receipt requested, postage prepaid, addressed to the party to be served with the copies indicated below, at the last address given by that party to the other under the provisions of this section. All such communications shall be deemed delivered at the earlier of actual receipt or three
            (3) business days following mailing as aforesaid.

            CMI:        Computer Motion, Inc.
                        130-B Cremona Drive
                        Goleta,  CA   93117
                        Attention:  David A. Stuart
                                    VP of Operations

            Bulova:     Bulova Technologies, L.L.C.
                        P.O. Box 4787
                        101 N. Queen Street
                        Lancaster,  PA   17604-4787
                        Attention:  Ralph C. Buehler
                                    Sr. Contract Administrator

      29.3 BINDING EFFECT: All the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

      29.4 ENTIRE AGREEMENT: This Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any prior understanding, agreement or statement, written or oral, with respect to the same. No provision of this Agreement shall be construed to confer any rights or remedies on any person other than parties hereto.

      29.5 CALIFORNIA LAW: This Agreement shall be governed by and interpreted in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state.

      29.6 TIME OF THE ESSENCE: Time is of the essence in the performance of each and every provision of this Agreement.

      29.7 ATTORNEYS' FEES: In the event of any controversy, claim or dispute between the parties hereto rising out of or relating to this Agreement or any of the documents provided for herein, or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

      29.8 PARTIES IN INTEREST: Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any right of subrogation or action over or against any party to this Agreement.

      29.9 MODIFICATION: This Agreement, and the Schedules referenced herein, shall not be modified except by a writing signed on behalf of each of the parties hereto.

      29.10 SEVERABILITY: If any term, provision, covenant or condition of this Agreement is found by a court of competent jurisdiction to be invalid, void or unenforceable, then such term, provision, covenant or condition shall be deemed to be stricken from this Agreement and the remainder of this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated thereby.

      29.11 INDEPENDENT CONTRACTOR STATUS, NO AGENCY: Bulova's and CMI's activities hereunder shall be conducted as independent contractors and no agency relationship shall exist between the parties.

30.   AGREEMENT SIGNATURE APPROVALS

CMI and Bulova agree to execute this agreement on this day, February 18, 1997.

Computer Motion, Inc.                  Bulova Technologies, LLC

By:    David A. Stuart                 By:   Douglas A. Bell

Title: Vice President of Operations    Title:  Senior Vice President Operations

Signature:                             Signature:

-----------------------------          -----------------------------

WITNESS:                               WITNESS:

By:                                    By:
    ------------------------               --------------------------

Signature:                             Signature:

----------------------------           ------------------------------


      ADDENDUM A: FORECAST DETAILS

      Date of this forecast: February 18, 1997

      Shipment Forecast for AESOP Scope Positioner over the first 18 shipment months of this agreement will be as follows:

        [*]             [*]
        [*]             [*]
        [*]             [*]
        [*]             [*]
        [*]             [*]
        [*]             [*]
        [*]             [*]